Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-115378; 333-115379; 333-115380; 333-70646; 333-22883; 333-22881 and 33-57515) pertaining to certain employee benefit plans of Tyson Foods, Inc. and the Registration Statement (Form S-3 No. 333-53171) and in the related Prospectus of our report dated December 8, 2004, with respect to the consolidated financial statements and schedule of Tyson Foods, Inc. included in this Annual Report (Form 10-K) for the year ended October 2, 2004.

                                                                        /s/ Ernst & Young LLP
                                                                        Ernst & Young LLP

Rogers, Arkansas
December 10, 2004

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